UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.   20549

                                  FORM 8-K

                 CURRENT REPORT UNDER SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)   August 23, 1996
                                                   ---------------
Commission file number   33-47248
                         --------


                              WEETAMOE BANCORP
                              ----------------
           (Exact name of registrant as specified in its charter)


            Massachusetts                          04-3061936
            -------------                          ----------
  (State or other jurisdiction of       (I.R.S. Employer Identification
   incorporation or organizaton)                     Number)

     100 Slade's Ferry Avenue                         02726
     Somerset, Massachusetts                          -----
     ------------------------                      (Zip Code)
(Address of Principal Executive Offices)


                                (508)675-2121
                                -------------
            (Registrant's Telephone Number, including Area Code)


                         ---------------------------
        (Former Name or Former Address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

      On August 23, 1996 Weetamoe Bancorp ("the Company") effected its acquisition of Fairbank, Inc., a Massachusetts corporation ("Fairbank"), and its wholly owned subsidiary, the National Bank of Fairhaven, through the Company's wholly owned subsidiary, Slade's Ferry Bank. The acquisition was accomplished by the payment by Slade's Ferry Bank of $8,558,800.25 in cash from its capital funds for all of the outstanding shares of the common stock of Fairbank, Inc. The payment involved was determined by arm's length negotiation between the parties. As a result of the acquisition, Fairbank, Inc. was dissolved, and the National Bank of Fairhaven was merged into Slade's Ferry Bank. The National Bank of Fairhaven's two banking offices in Fairhaven and New Bedford, Massachusetts have become branches of Slade's Ferry Bank.

      The National Bank of Fairhaven had assets of approximately $65 Million at year end 1995, while Slade's Ferry Bank ended the year at $233 Million. The combined entity with assets of almost $300 Million will operate nine full time banking offices serving Fairhaven, New Bedford, Fall River, Somerset, Swansea, Seekonk and surrounding towns.

Item 7.  Financial Statements and Exhibits

(a) Financial Statements.     None.   It was impracticable at this time
                              to provide required financial statements for Fairbank, Inc. and pro forma financial information. Such statements and information will be filed as soon as possible and no later than November 6, 1996.

(b)   Pro Forma Financial
      Information.            None.   See above.

(c)   Exhibits.               See Exhibits Index


                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                       WEETAMOE BANCORP
                                       (Registrant)


September 6, 1996                      By  /s/ Ralph S. Borges
(Date)                                 (Signature)   Ralph S. Borges
                                                     Treasurer


                                EXHIBIT INDEX

Exhibit No.   Description

20.1          August 29, 1996 press release announcing acquisition

20.2 March 19, 1996 notification to stockholders announcing acquisition